UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2011 (February 11, 2011)

Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-5507	06-0842255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Custom House Street, Portland, ME		04101
(Address of Principal Executive Offices)		(Zip Code)

207-619-8500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

On February 11, 2011, Magellan Petroleum Corporation (“Company”) and its strategic investor, Young Energy Prize S.A. (“YEP”), executed an Investment Agreement, a side letter to the Investment Agreement (“Side Letter”) and a First Amendment to Securities Purchase Agreement (“First Amendment”). On February 17, 2011, the Company and YEP executed a Second Amendment to Securities Purchase Agreement (“Second Amendment”) and an amendment to the Investment Agreement which replaced, in its entirety, the Side Letter (“Amended Side Letter”).

Mr. Nikolay Bogachev, a director of the Company since July 2009, is the President and CEO of YEP as well as an equity owner of YEP. Currently, Mr. Bogachev and YEP collectively own approximately 26.2% of the outstanding shares of the Company’s Common Stock, calculated as if the warrants to purchase shares of such stock currently held by YEP were fully exercised. The Investment Transaction (defined below), upon completion, would result in Mr. Bogachev and YEP, collectively, owning approximately 30.4% of the outstanding shares of the Company.

A copy of the Company’s February 17, 2011 press release announcing the execution of the Investment Agreement and the Second Amendment is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Summaries of the First Amendment, Second Amendment, the Investment Agreement and the Amended Side Letter are set forth below. These summaries are qualified in their entirety by the full text of the agreements, copies of which are filed as exhibits to this Current Report on Form 8-K.

First Amendment to Securities Purchase Agreement

The First Amendment revises the August 5, 2010 Securities Purchase Agreement between the Company and YEP where under the Company agreed to sell, and YEP agreed that YEP and/or one or more of its affiliates would purchase, 5,200,000 shares of the Company’s common stock , par value $0.01 per share (“Common Stock”) at a purchase price of $3.00 per share, for an aggregate purchase price of $15.6 million (“Investment Transaction”) to raise capital for Magellan Petroleum Australia Limited’s (“MPAL”), a wholly owned subsidiary of the Company, planned acquisition of Santos Offshore Pty Ltd.’s 40% ownership interest in the Evans Shoal field, offshore Australia (“Evans Shoal”). The terms and conditions of MPAL’s acquisition of Santos’ interest in the Evans Shoal field (“Evans Shoal Transaction”) are set forth in the March 25, 2010 Assets Sales Deed between MPAL and Santos, as amended by the Deed of Variation executed by those parties on January 31, 2011 (collectively, “Evans Shoal Agreement”).

The First Amendment provides for a final closing of the Investment Transaction on or before June 15, 2011 to the extent that: (i) the Evans Shoal Transaction does not close as contemplated by the Evans Shoal Agreement; and (ii) the failure to close the Evans Shoal Transaction shall have resulted in the failure of the Company to recover its

(A)$10 million deposit towards the purchase price of the Evans Shoal Interest under the provisions of the Deed of Variation (collectively, “Deposit Back Stop”).

A copy of the First Amendment dated February 11, 2011 is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Second Amendment to Securities Purchase Agreement

The Second Amendment clarifies the Deposit Back Stop set forth in the First Amendment and states that the funding contemplated by the First Amendment would not be withheld to the extent that the Company fails to satisfy any condition precedent set forth in the Securities Purchase Agreement if such non-satisfaction is reasonably attributable to the failure to close the Evans Shoal Transaction.

A copy of the Second Amendment dated February 17, 2011 is attached as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated by reference.

Investment Agreement

The Investment Agreement outlines: (i) YEP’s participation in MPAL’s purchase of Santos’ interest in the Evans Shoal field (“Evans Shoal Interest”); (ii) the Acquisition and Reorganization Plan which sets forth the restructuring of MPAL to facilitate the funding of the Evans Shoal Transaction and the allocation of the economic interest in the Evans Shoal Interest (“Plan”); (iii) the basis on which post-closing payments required to be made by MPAL to Santos under the Evans Shoal Agreement will be funded by the Company and YEP; and (iv) the Company and YEP’s obligations to implement and fund the development of Evans Shoal (“Project”).

Yep Funding for the Evans Shoal Transaction. Under the Investment Agreement, YEP shall provide funding to the Company required for the completion of the MPAL’s acquisition of the Evans Shoal Interest in the amount of approximately (A)$85.45 million, which shall include the proceeds of the (US)$15.6 million provided by the Investment Transaction, and of which (A)$10 million will be paid to the Company in reimbursement of the additional deposit made towards the purchase price of the Evans Shoal Interest pursuant to the Deed of Variation. The Investment Agreement states that the funding of the (A)$85.45 million by YEP is contingent upon the requirements and conditions of the Evans Shoal Agreement being satisfied or waived.

The Plan and Participation in the Evans Shoal Interest. The Investment Agreement includes the Plan. The Plan contemplates the reorganization of the Company’s Australian business to facilitate the YEP funding for the Evans Shoal Transaction and to structure the economic participation by each of the Company and YEP in the Evans Shoal Interest. The Investment Agreement provides that each of the Company and YEP (or an affiliate thereof) will obtain a 51% (“Stage A1 Interest”) and a 49% (“Stage A2 Interest”) economic interest, respectively, in the product produced from the Evans Shoal Interest (excluding associated hydrocarbons but including CO2) with agreed offtakers of up to an amount of 3tcf (“Stage A Allocated Quantity”) plus associated hydrocarbons. The Investment Agreement also provides that the Company (or an affiliate) will also obtain a 5% interest (“Stage B1 Interest”) in the product produced from the Evans Shoal Interest in amounts greater than the Stage A Allocated Quantity (“Stage B Allocated Quantity”) while YEP (or an affiliate) shall obtain a 49% interest (“Stage B2 Interest”) and a 46% interest (“Stage B3 Interest”) in the Stage B Allocated Quantity. In addition, the Company has an option to acquire from YEP up to 46% of YEP’s Stage B3 Interest under certain conditions. The exercise price shall be based upon 90% of the independently engineered discounted future cashflow of the portion of the Stage B3 Interest which the Company elects to acquire which shall be payable 50% to 75% in Company Common Stock valued at traded market price at the time with the remainder in cash.

The Investment Agreement requires the parties to agree upon a framework for the making of decisions relevant to the Project. Notwithstanding the foregoing, the Investment Agreement provides that a limited number of decisions that may adversely and unfairly impact the rights of the Stage interests shall require unanimous approval of all Stage interest holders while all other decisions relating to the Project will require the approval of 66.67% of the owners of: (i) Stage A interests if decisions relate to Stage A aspects; (ii) Stage B interest if decisions relate to Stage B aspects; and (iii) all Stage interests if the decisions relate to the Project generally. Deadlock procedures are also included in the Investment Agreement to the extent that the parties cannot agree on a material decision.

Responsibility for Post-Closing Payments/Costs of the Evans Shoal Transaction. With respect to post-closing payments required to be made by MPAL to Santos pursuant to the Evans Shoal Agreement, the Investment Agreement generally provides that the first (A)$50 million of Project developments cost incurred by MPAL or other Company subsidiary holding the Evans Shoal Interest prior to the occurrence of final investment decision (“FID”) in relation to the Stage A interests shall be funded by YEP and all Project development costs exceeding that amount shall be funded by the Company (as to 51% of such amounts) and YEP (as to 49% of such amounts). All amounts payable by MPAL to Santos under the Evans Shoal Agreement after closing of the Evans Shoal Transaction shall be funded by the Company (as to 51% of such amounts) and YEP (as to 49% of such amounts). With effect from (but excluding) the FID date, each owner of a Stage A or Stage B interest shall be responsible for Stage A or Stage B costs equal to its Stage interest percentage, as applicable.

Development of Evans Shoal. The Investment Agreement requires the Company and YEP to collaborate and implement the Project and to seek and use reasonable endeavors to seek (i) the development of the Project area and facilities; (ii) develop the strategy and arrangements for the sale of Project product so that one or more long term offtake contracts are entered into for the sale of the Project product in committed quantities of at least the Stage A Allocated Quantity and to the extent feasible, the Stage B Allocated Quantity product from Stage B consistent terms to allow for finance activities contemplated under the Investment Agreement; (iii) sell all Project product, to the extent commercially possible, on an aggregated basis to offtakers and to obtain necessary agreements with offtakers and to the extent that the Project compromises the tolling of Project product, to deliver all or any Project product to one or more tollers for processing prior to delivery to an offtaker; and (iv) to the extent consistent with the foregoing, to develop the Project on the basis that at least the Stage A Allocated Quantity, and to the extent feasible, the Stage B Allocated Quantity, will be processed into methanol pursuant to negotiated agreements by an international and reputable methanol producer(s), identify and negotiate agreements for potential offtake opportunities. The Investment Agreement also requires the Company and YEP to use their reasonable endeavors to obtain third party funding to implement the Project in a manner which achieves tax and cost of capital efficiencies and with minimum or no recourse to the parties and their affiliates.

A copy of the Investment Agreement dated February 11, 2011 is attached as Exhibit 10.3 to this Current Report on Form 8-K and is hereby incorporated by reference.

Amended Side Letter

The Amended Side Letter clarifies the Investment Agreement by providing that the Company and not YEP shall be responsible for the payment of all third party out-of-pocket transaction costs and expenses incurred by the Company, YEP and MPAL with respect to the Evans Shoal Transaction (“Costs”) to the extent that the Evans Shoal Transaction does not close and the Investment Transaction closes pursuant to the terms of the First and Second Amendments. The Amended Side Letter also clarifies that such Costs include those relating to the financing of Evans Shoal Transaction and the Investment Transaction.

A copy of the Amended Side Letter dated February 17, 2011 is attached as Exhibit 10.4 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 2.02	Results of Operations and Financial Condition

On February 14, 2011, the Company issued a press release discussing the Company’s financial results for the fiscal quarter ended December 31, 2010. A copy of this press release is furnished herewith as Exhibit 99.2 and is hereby incorporated herein by reference.

The information under this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

Investment Agreement Press Release

On February 17, 2011, the Company issued a press release announcing the execution of the Investment Agreement and the Second Amendment with YEP. A copy of the Company’s press release is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Operations Update Press Release

On February 14, 2011, the Company issued a press release announcing an operations update as well as YEP’s agreement to back the Company’s (A)$10 million additional deposit made towards the purchase price of Evans Shoal pursuant to the terms of the Evans Shoal Agreement.

A copy of the Company’s February 14, 2011 press release is filed herewith as Exhibit 99.2 and is hereby incorporated herein by reference

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following document is filed herewith as an exhibit:

10.1	First Amendment to Securities Purchase Agreement dated February 11, 2011

10.2	Second Amendment to Securities Purchase Agreement dated February 17, 2011

10.3	Investment Agreement dated February 11, 2011

10.4	Amended Side Letter to Investment Agreement dated February 17, 2011

99.1	Company press release dated February 17, 2011

99.2	Company press release dated February 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/s/ William H. Hastings
Name: William H. Hastings
Title: President and Chief Executive Officer

Dated: February 17, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Securities Purchase Agreement dated February 11, 2011

10.2	Second Amendment to Securities Purchase Agreement dated February 17, 2011

10.3	Investment Agreement dated February 11, 2011

10.4	Amended Side Letter to Investment Agreement dated February 17, 2011

99.1	Company press release dated February 17, 2011

99.2	Company press release dated February 14, 2011